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                                                                    EXHIBIT 10.9


                               NOW HOLDINGS, INC.

                    VALUE APPRECIATION AND INCENTIVE PLAN B

                         I.  ESTABLISHMENT AND PURPOSE

         (a) ESTABLISHMENT OF THE PLAN. NOW HOLDINGS, INC. (the "Company") hereby establishes, effective as of January 17, 1996, the NOW HOLDINGS, INC. VALUE APPRECIATION AND INCENTIVE PLAN B (the "Plan") the terms and provisions of which are set forth below.

         (b) PURPOSES. The purposes of the Plan are to focus Participants, both as a team and individually, on achieving key strategic and financial objectives of the Company and its Affiliates, to reward them for enhancing the value of the Company thereby benefitting its stockholders, to encourage them to devote their best efforts to the business and operation of the Company, its subsidiaries and its Affiliates by offering them a reward opportunity based on individual contributions and corporate performance and to enhance the ability of the Company to attract and retain employees of outstanding competence and ability.

                                II.  DEFINITIONS

         As used in the Plan, the terms below shall have the following meanings ascribed to them:

         (a) "AFFILIATE" shall have the same meaning as the term "Affiliate" as defined in the Stockholders Agreement.

         (b) "AWARD" with respect to a Participant refers to a restricted stock award granted to such Participant under the NOW Holdings, Inc. Stock Award and Long-Term Incentive Plan.

         (c) "CAPITAL INVESTMENT" as of a given date refers to: (i) the total capital contributions of $29,717,882.57 of the Stockholders holding 1,189.60 shares of Class A Common Stock and 872,570 shares of Common Stock as of January 17, 1996; plus (ii) additional capital contributions paid to the Company by Stockholders for the purchase of both Class A Common Stock and Common Stock between January 17, 1996 and such date excluding any shares of Common Stock acquired by an individual pursuant to a restricted stock grant or a stock option or warrant exercise.

         (d) "CAPITAL INVESTMENT STOCK" as of a given date refers to the outstanding shares of Capital Stock which were acquired by the Stockholders as a result of Capital Investments.

         (e) "CAPITAL INVESTMENT STOCK VALUE" as of a given date refers to the aggregate value of the Capital Investment Stock.

         (f) "CAPITAL STOCK" as of a given date refers to the total of (i) the outstanding shares of the Company's Class A Common Stock, (ii) the outstanding shares of the Company's Common
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Stock, par value $.01 per share and (iii) the shares of Common Stock, which are issuable under outstanding options and warrants.

         (g) "CAPITAL STOCK VALUE" refers as of a given date to the aggregate value of the Capital Stock. For purposes of determining such
aggregate value, the following rules shall apply:   (i) in the case of a Sale
of the Company, such value shall be the total price paid for the Capital Stock;
(ii) in the case of a Qualified Public Offering, such value shall be the product of the Net Public Offering Price multiplied by the number of shares of Capital Stock outstanding (or issuable) immediately prior to such Qualified Public Offering; and (iii) in the case of a Triggering Event described in
(u)(3) below, such value shall be the good faith estimate by the Company's Board of Directors of the price for Capital Stock that could be obtained in an open (non-forced) sale of all of the Capital Stock with ample time for marketing and closing, reduced by all transaction expenses.

         (h) "CLASS A COMMON STOCK" refers to the capital stock of the Company consisting of its Class A common stock, par value $.01 per share.

         (i) "COMMITTEE" refers to the Committee appointed by the Board of Directors of the Company to administer the Plan.

         (j) "COMMON STOCK" refers to the capital stock of the Company consisting of its common stock, par value $.01 per share.

         (k) "COMPANY" refers to NOW Holdings, Inc., a Delaware corporation, and any successor thereto.

         (l) "NET PUBLIC OFFERING PRICE" shall have the same meaning as defined in the Restated Certificate of Incorporation of the Company.

         (m) "PARTICIPANT" refers to any employee of the Company or of any Affiliate of the Company who participates in the Plan pursuant to Article III.

         (n) "PLAN TERM" refers to the period that this Plan shall be in effect and shall be the period of January 17, 1996 to the last date on which a payment is due under this Plan or, if earlier, the date the Plan is terminated pursuant to Article X.

         (o) "POOL A IRR AMOUNT" means an amount which is equal to: (i) if the Triggering Event occurs on or before January 17, 1999, the amount of the Capital Investment plus an amount equal to a 35% compounded annual average return on the Capital Investment; (ii) if the Triggering Event occurs after January 17, 1999 but on or before January 17, 2001, the amount of the Capital Investment plus an amount equal to a 32.5% compounded annual average return on the Capital Investment; or (iii) if the Triggering Event occurs after January 17, 2001, the amount of the Capital Investment plus an amount equal to a 30% compounded annual average return on the Capital Investment. For purposes of computing the Pool A IRR Amount as of any given date, the



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Committee shall take into consideration the value of dividends or other distributions made by the Company to the Stockholders between January 17, 1996 and such date.

         (p) "POOL B IRR AMOUNT" means an amount which is equal to the amount of the Capital Investment plus an amount equal to a 25.0% compounded annual average return on the Capital Investment. For purposes of computing the Pool B IRR Amount as of any given date, the Committee shall take into consideration the value of dividends or other distributions made by the Company to the Stockholders between January 17, 1996 and such date.

         (q) "PUBLIC OFFERING" refers to a public offering and sale of equity securities of the Company pursuant to an effective registration statement on Form S-1 under the Securities Act of 1933, as amended, or any similar Federal statute then in effect.

         (r) "QUALIFIED PUBLIC OFFERING" refers to a Public Offering of Common Stock, at the conclusion of which the aggregate number of issued and outstanding shares of Common Stock that have been sold to the public pursuant to one or more effective registration statements under the Securities Act of 1933, as amended, or any similar Federal statute then in effect is equal to at least 20% of the Capital Stock after giving effect to such sale.

         (s) "SALE OF THE COMPANY" refers to (x) a merger of the Company, a sale of all or substantially all of the assets of the Company, or a sale of all of the Class A common stock, par value $.01 per share, of the Company and Common Stock of the Company, (y) in which all of the stockholders of the Company receive in such transaction the same consideration consisting of cash and/or securities that are publicly traded and have a total market valuation for all outstanding securities of the same publicly traded class after the transaction of at least $250 million.

         (t) "STOCKHOLDERS" refers to any person or entity other than the Company which is a party to the Stockholders Agreement.

         (u) "STOCKHOLDERS AGREEMENT" refers to the Stockholders Agreement Among Now Holdings, Inc. and its stockholders, dated as of January 17, 1996, as it may be amended thereafter from time-to-time.

         (v) "TRIGGERING EVENT" refers to the first to occur of the following:

                 (1)      The closing date of a Sale of the Company.

                 (2)      The  closing date of a Qualified Public Offering.

                 (3) The first date as of which the Stockholders have received from the Company as dividends, distributions or for the repurchase of Class A Common Stock, liquid assets equal in aggregate value to the Capital Investment as of such date. For purposes of this item (3), liquid assets shall include only cash and/or securities that are publicly traded and have a total market valuation for





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                         all outstanding securities of the same publicly traded
                         class after the transaction of at least $250 million (valued at the fair market value thereof as determined by the Board of Directors of the Company).

provided, however, that an event described above shall not result in a Triggering Event for purposes of Article IV of the Plan unless the then Capital Investment Stock Value on the date of such event equals or exceeds the Pool A IRR Amount and an event described above shall not result in a Triggering Event for purposes of Article V of the Plan unless the then Capital Investment Stock Value on the date of such event equals or exceeds the Pool B IRR Amount.

                              III.  PARTICIPATION

         Any employee of the Company or an Affiliate who has been granted an Award shall be a Plan Participant; provided, however, that (i) no individual shall become a Plan Participant after a Triggering Event and (ii) except as specifically provided in the Plan, an individual shall cease to be a Participant in the Plan for all purposes as of the date he is no longer employed by the Company or an Affiliate.

                           IV.  POOL A DISTRIBUTIONS

         (a) POOL A BASE DISTRIBUTION AMOUNT. For any Participant who is employed by the Company as of a Pool A Triggering Event, the Pool A base distribution amount determined as of such date (the "Base Distribution Amount") shall be a dollar amount equal to:

         (1) the lesser of (i) the product of the Capital Stock Value multiplied by 0.01 and (ii) the maximum amount of payments under the Plan that would not result in a Capital Investment Stock Value below the Pool A IRR Amount; multiplied by

         (2) a fraction, the numerator of which is the number of shares of Common Stock issued or issuable to such Participant as of such date under his Awards, and the denominator of which is the total number of shares of Common Stock issued or issuable to all Participants as of such date under their Awards.

         (b) FORM AND TIME OF DISTRIBUTIONS. Base Distribution Amount distributions under the Plan resulting from a Pool A Triggering Event other than a Qualified Public Offering Pool A Triggering Event shall be paid in single lump sum cash payments which are paid within the 30 day period immediately following the Pool A Triggering Event. If the Pool A Triggering Event results from a Qualified Public Offering, the distribution to a Participant of the Base Distribution Amount determined pursuant to Paragraph
(a) above shall be paid as follows:

         If the Pool A
         Triggering Event
         occurs on or before





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      January 17, 1998:                One-third of the Base Distribution
                                       Amount determined pursuant to Paragraph
                                       (a) above will be paid on the date of
                                       the Pool A Triggering Event, one third
                                       of such Base Distribution Amount will be paid on the first anniversary of the Pool A Triggering Event and one third of such Base Distribution Amount will be paid on January 17, 1999; provided, however, that any portion of the Base Distribution Amount paid to a
                                       Participant more than 30 days after the
                                       Pool A Triggering  Event will be
                                       adjusted as set forth in Paragraph (c)
                                       below.

      If the Pool A
      Triggering Event
      occurs after January 17,
      1998 but on or before            One-half of the Base Distribution Amount
      January 17, 1999:                determined pursuant to Paragraph (a)
                                       above will be paid on the date of the
                                       Pool A Triggering Event and the
                                       remaining one half of such Base
                                       Distribution Amount will be paid on
                                       January 17, 1999; provided, however,
                                       that any portion of the Base
                                       Distribution Amount paid to a
                                       Participant more than 30 days after the
                                       Pool A Triggering Event will     be
                                       adjusted as set forth in Paragraph (c)
                                       below.

      If the Pool A
      Triggering Event
      occurs after                     All of the Base Distribution Amount
      January 17, 1999:                determined pursuant to Paragraph (a)
                                       above will be paid within 30 days after
                                       the Pool A Triggering Event.

The Company will have an additional 30 days after the scheduled date of a Plan distribution to calculate and make the required payments under the Plan. A Participant's Pool A distributions resulting from a Qualified Public Offering Pool A Triggering Event shall be paid in cash or in shares of Capital Stock or in a combination thereof as determined by the Committee.

         (c)     ADJUSTMENTS TO BASE DISTRIBUTION AMOUNT.

         If the Pool A Triggering Event occurs before January 17, 1999 and results from a Qualified Public Offering, the dollar amount of any Base Distribution Amount not paid within 30 days after the Pool A Triggering Event will be adjusted to an amount equal to:

         (1) the per share market price of the Company's publicly traded Capital Stock as of the date the Participant is scheduled to receive a payment, divided by the per share





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                 market price of the Company's publicly traded Capital Stock as of the date of the Pool A Triggering Event; multiplied by

         (2) the dollar amount of the Base Distribution Amount which is scheduled to be paid on such date.

         (d) FORFEITURES. If a Participant who was employed by the Company as of a Pool A Triggering Event is later involuntarily terminated by the Company without cause, or if employment is terminated due to the death of the employee, any Base Distribution Amounts then remaining payable to him or her pursuant to Paragraph (b) above shall be paid to him or her within 30 days after the date of such employment termination; provided, however, that any remaining Base Distribution Amount payable to the Participant upon such employment termination will be adjusted as set forth in Paragraph (c) above.
If a Participant who was employed by the Company as of a Pool A Triggering Event terminates employment for any other reason, all Base Distribution Amounts then remaining payable to him or her pursuant to paragraph (b) above shall be forfeited.

                            V.  POOL B DISTRIBUTIONS

         (a) POOL B DISTRIBUTION AMOUNT. The total Pool B distribution amount payable under the Plan with respect to the Pool B Triggering Event shall be an amount equal to $3,490,000.

         (b) TIME AND ALLOCATION OF POOL B DISTRIBUTION AMOUNT. The Pool B distribution amount described in Paragraph (a) above with respect to the Pool B Triggering Event shall be paid in installments pursuant to the following schedule:

         If the Pool B
         Triggering Event
         occurs on or before
         January 17, 1997:             One-fifth of the Pool B Distribution
                                       amount described  pursuant to Paragraph
                                       (a) above will be paid as soon as
                                       practicable after January 17, 1997 and
                                       the remaining portion of  such Pool B
                                       distribution amount will be paid in four equal annual installments on January 17, 1998, January 17, 1999, January 17, 2000
                                       and January 17, 2001.





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         If the Pool B
         Triggering Event
         occurs after
         January 17, 1997 but
         before January 17, 1998:      One-fifth of the Pool B distribution
                                       amount described pursuant to Paragraph
                                       (a) above will be paid as soon as
                                       practicable after the date of the Pool B
                                       Triggering Event and the remaining
                                       portion of such Pool B distribution
                                       amount will be paid in four equal annual installments on January 17, 1998,
                                       January  17, 1999, January 17, 2000 and
                                       January 17, 2001.

         If the Pool B
         Triggering Event
         occurs on or after
         January 17, 1998 but
         before January 17, 1999:      Two-fifths of the of the Pool B
                                       distribution amount described pursuant
                                       to Paragraph (a) above will be paid as
                                       soon as practicable after the date of
                                       the Pool B Triggering Event and the
                                       remaining portion of such Pool B
                                       distribution amount will be paid in
                                       three equal annual installments on
                                       January 17, 1999, January 17, 2000 and
                                       January 17, 2001.

         If the Pool B
         Triggering Event
         occurs on or after
         January 17, 1999 but          Three-fifths of the Pool B distribution
         before January 17, 2000:      amount described pursuant to Paragraph
                                       (a) above will be paid as soon as
                                       practicable after the date of the Pool B
                                       Triggering Event and the remaining
                                       potion of such Pool B distribution
                                       amount will be paid in two       equal
                                       installments on January 17, 2000 and
                                       January 17, 2001.





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         If the Pool B
         Triggering Event
         occurs on or after
         January 17, 2000 but
         before January 17, 2001:      Four-fifths of the Pool B distribution
                                       amount described pursuant to Paragraph
                                       (a) above will be paid as soon as
                                       practicable after the date of the Pool B
                                       Triggering Event and the remaining
                                       portion of such Pool B distribution
                                       amount will be paid on   January 17,
                                       2001.



         If the Pool B
         Triggering Event
         occurs on or after
         January 17, 2001:             All of the Pool B distribution amount
                                       described in Paragraph (a) above will be paid as soon as practicable after the date of the Pool B Triggering Event.


Amounts payable as of a given date in accordance with the foregoing schedule will be allocated to those individuals who are Plan Participants as of such date and each such Plan Participant shall be entitled to a portion of the payable amount determined by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock issued or issuable to such Participant as of such date under his Awards, and the denominator of which is the total number of shares of Common Stock issued or issuable to all such Participants as of such date under their Awards .

         (c)     FORM OF POOL B DISTRIBUTIONS.   Pool B distributions to a
Participant under the Plan shall be paid in cash except that if the Pool B Triggering Event results from the occurrence of a Qualified Public Offering, the Company shall have the right, in its sole discretion, to effect such distributions in cash or in shares of Capital Stock or in a combination thereof as determined by the Committee.

         (d) FORFEITURES. If a Participant who was employed by the Company or an Affiliate as of a Pool B Triggering Event is later involuntarily terminated by the Company or an Affiliate without cause, or if employment is terminated due to the death of the employee, any Pool B distribution amounts then remaining payable to him or her pursuant to Paragraph (b) above shall be paid to him or her as if such Participant continued to be employed by the Company or an Affiliate. If a Participant who was employed by the Company or an Affiliate as of a Pool B Triggering Event terminates employment for any other reason, all Pool B distribution amounts then remaining payable to him or her pursuant to paragraph (b) above shall be forfeited and the amount of such remaining Pool B distributions which are so forfeited shall be used to increase the amounts of Pool B distributions then remaining payable to other Participants as follows:

         (1) The forfeited Pool B distribution amount which would have otherwise been payable as of a given date to the forfeiting Participant (the "Distribution Date Forfeiture





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                 Amount") shall be applied to increase the Pool B distribution amounts payable as of such date to the Participants entitled to Pool B distributions as of such date.

         (2) The increase in the Pool B distributions for a Participant entitled to an increase pursuant to item (1) above shall be determined by multiplying the Distribution Date Forfeiture Amount by a fraction, the numerator of which is the Pool B distribution amount payable as of such date to such Participant and the denominator of which is the total Pool B distribution amount payable to all Participants as of such date and then by increasing such Participant's Pool B distribution amount for such date by the amount so determined.

                                 VI.  TAX BONUS

          In addition to amounts payable under the Plan pursuant to Articles IV and V above, the Company shall pay to any Participant with respect to any distributions under the Plan which are subject to the tax imposed under
Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") a tax bonus as described in this Article VI. The tax bonus payable to a Participant under this Paragraph (d) shall be equal to the amount determined by
(i) determining the aggregate amounts distributed to the Participant pursuant to Articles IV and V above which are treated as excess parachute payments (within the meaning of Section 280G of the Code or the corresponding provision of any successor statute) (adjusted as appropriate, to reflect any delayed or installment payments) and which are subject to the tax imposed under Section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Amount"), (ii) determining the decimal which expresses the maximum rate of tax imposed under section 4999 of the Code or the corresponding provision of any successor statute (the "Parachute Tax Rate") and the maximum statutory rate, expressed as a decimal, of Federal income tax applicable to the Participant (after reflecting all deductions and adjustments) applicable to the Participant for the taxable year in which he receives the distributions pursuant to Articles IV and V above (the" Regular Tax Rate"), (iii) multiplying the Parachute Amount by the Parachute Tax Rate, (iv) multiplying the amount determined in item (iii) by 2/3 and (v) multiplying the amount determined in item (iv) by a fraction, the numerator of which is one and the denominator of which is one minus the Regular Tax Rate.

           VII.  TERMINATION OF EMPLOYMENT PRIOR TO TRIGGERING EVENT

         In the event that a Participant ceases to be employed with the Company and its Affiliates for any reason prior to a Triggering Event he or she will not be entitled to any Plan distributions resulting under the Plan with respect to such Triggering Event.

                               VIII.  ARBITRATION

         Any and all claims, demands, cause of action, disputes, controversies and other matters in question arising out of or relating to the Plan, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of the Plan, involving the Company or an Affiliate thereof and a Participant (all of which are referred to herein as "Claims"), even though some or all of such





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Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, including equitable relief and specific performance, shall be resolved and decided by binding arbitration pursuant to the Federal Arbitration Act in accordance with the Commercial Arbitration Rules then in effect with the
American Arbitration Association (the "AAA").   The party requesting
arbitration shall, when filing a claim with the AAA, request that the Houston, Texas office of the AAA provide a list of potential arbitrators to both parties. The parties shall thereafter have sixty (60) days to select an arbitrator from such list, with such selection to be by mutual agreement. If the parties fail to select an arbitrator within such time by mutual agreement, then either party may request that the Chief Judge of the U.S. District Court for the Southern District of Texas appoint an arbitrator, and any such appointment shall be binding on the parties. The arbitration proceeding shall be conducted in Houston, Texas. The decision of the arbitrator shall be binding on the Participant, and the Company and their Affiliates. Judgment upon any award rendered in any such arbitration proceeding may be entered by any federal or state court having jurisdiction. This arbitration provision shall be enforceable in either federal or state court. The enforcement of this arbitration provision and all procedural aspects thereof, including but not limited to, the construction and interpretation of this arbitration provision, the scope of the arbitrable issues, allegations of waiver, delay or defenses to arbitrability, and the rules governing the conduct of the arbitration, shall be governed by and construed pursuant to the Federal Arbitration Act. In deciding the substance of any Claim, the arbitrator shall apply the substantive laws of the State of Texas; provided, however, that the arbitrator shall have no authority to award treble, exemplary or punitive type damages under any circumstances regardless of whether such damages may be available under Texas law, the parties hereby waiving their right, if any to recover treble, exemplary or punitive type damages in connection with any Claims. The arbitrator may award the costs of arbitration (including without limitation the fees of the arbitrator and the AAA), as well as any or all attorney's fees, and any other related costs, in any manner deemed fair, equitable, and reasonable by the arbitrator based upon the relative merits of the positions espoused by the respective parties to the arbitration, the relative financial circumstances
of the respective parties to the arbitration and such   other considerations as
the arbitrator deems appropriate and relevant.

                         IX.  ADMINISTRATIVE PROVISIONS

         (a) ADMINISTRATIVE GUIDELINES. The Plan shall be implemented and administered in accordance with such rules, regulations and interpretations as may be established from time to time by the Committee for the implementation and administration of this Plan that are not inconsistent with the provisions thereof.

         (b) ADMINISTRATION. The Plan shall be administered by the Committee which shall have the power and responsibility to take such actions as may be appropriate or necessary to effectuate orderly administration of the Plan and to interpret and construe the terms and provisions of the Plan; provided, however, that such interpretations and constructions shall be consistent with the written provisions of the Plan.





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
         (c) LIMITATION OF LIABILITY. The members of the Committee and any other person acting under the direction of the Committee, shall not be liable for any act or failure to act hereunder, except for gross negligence or fraud, and the Company shall indemnify the members of the Committee, and such other persons against all expenses, fines, judgments, and/or penalties incurred in connection with any claim or proceeding seeking to impose such liability.

                              X.  OTHER PROVISIONS

         (a) EMPLOYMENT. Nothing in this Plan nor any action taken by the Company, the Board of Directors of the Company or the Committee under the provisions hereof shall be construed as a contract of employment between the Company and a Participant or interfere with or limit in any way the right of the Company to terminate any such Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         (b) NONTRANSFERABILITY. No right or interest of any Participant under this Plan shall be assignable or transferable, pledged or encumbered in any manner, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge and bankruptcy.

         (c) EXTRAORDINARY EVENT ADJUSTMENTS. If an extraordinary event outside of the control of the Company occurs which would result in a substantial distortion from the ordinary operation of the Plan, the Board of Directors of the Company, in its sole discretion, may make such adjustment to the operation of the Plan as it determines to be appropriate.

         (d) AMENDMENTS AND TERMINATION. The Company at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of this Plan or suspend or terminate the Plan entirely; provided, however, that in the event of a termination of the Plan prior to a Triggering Event, each Participant shall be entitled to a Plan distribution in full satisfaction of all amounts owed under the Plan equal to the distribution amount or amounts determined pursuant to Paragraphs (b) of Articles IV and V above, substituting the date of termination of the Plan for the date of a Triggering Event, if the fair market value as determined by the Board of Directors of the Company of the Capital Investment Stock as of such date equals or exceeds the Pool A IRR Amount or the Pool B IRR Amount, as applicable, as of such date. In the event of a Plan termination after a Triggering Event, each Participant shall be entitled to a Plan distribution calculated in the same manner as the distribution made to a Participant who is involuntarily terminated by the Company without cause. The Plan shall automatically terminate and no further amounts shall be paid under the Plan following payment of the last amount owed as a result of occurrence of a Triggering Event.

         (e) GOVERNING LAW. This Plan shall be construed in accordance with and governed by the laws of the State of Texas.

         (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under this Plan any federal, state or local taxes required by law to be withheld with respect to such payments.





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
         (g) NATURE OF PLAN. The Plan shall constitute an unfunded, unsecured obligation of the Company to make payments of incentive compensation to certain employees from its general assets in accordance with the Plan.
Accordingly:

                 (1) accounting maintained by the Company merely constitute mechanisms for measuring such incentive compensation and do not constitute a property right or interest in the Company or in any asset owned by the Company or its subsidiaries;

                 (2) neither the establishment of the Plan, nor the creation or maintenance of Plan accounting records shall be deemed to create an escrow or trust fund of any kind; and

                 (3) the Participant and any person claiming under Participant shall rely solely on the unsecured promise of the Company set forth herein, and nothing in the Plan shall be construed to give the Participant or anyone claiming under the Participant any right, title, interest or claim in or to any specific asset, fund, entity, reserve, account, or property of any kind whatsoever owned by the Company or any Affiliate of the Company.

         EXECUTED this _____ day of ___________________________, 1996, to supersede and replace any Plan documents heretofore adopted by and executed on behalf of the Company.


ATTEST:                                        NOW HOLDINGS, INC.



                                               By
- -------------------------------------------      ------------------------------
JAMES C. COMIS, III, SENIOR VICE                 JOEL V. STAFF, PRESIDENT AND
PRESIDENT AND ASSISTANT SECRETARY                CHIEF EXECUTIVE OFFICER





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